SUBLEASE

THIS SUBLEASE is made as of the 31st day of October, 2003, by and between Horizon Coach Inc., having offices at 991 Station Road, Bellport NY 11713 ("Sublandlord") and Bestway Coach Express Inc., having offices at 2 Mott Street, Seventh Floor, New York, NY 10013 ("Subtenant").

WITNESSETH:

WHEREAS, pursuant to a certain Lease dated as of August 1, 2001 (the "Prime Lease"), a copy of which is annexed hereto and made a part hereof as Exhibit A, Beyer Bellport Realty LLC, as landlord ("Prime Landlord"), leased to Sublandlord, as tenant, demised premises known as [991 Station Road, Bellport, NY 11713] (the "Building"), and more particularly described in the Prime Lease (the "Leased Premises"); and

WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, a portion of the Leased Premises consisting of approximately [15,000] of rentable square feet in the portion of the Leased Premises located [a public garage as defined by zoning ordinance of Brookhaven township] (the "Subleased Premises") in accordance with the following terms, covenants, conditions and provisions.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, Sublandlord and Subtenant do hereby covenant and agree as follows:

1. Subleased Premises, Term and Use.

(a) Subject to the provisions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby takes and hires from Sublandlord, the Subleased Premises, for a term (the "Initial Term") commencing as of [October 31, 2003] (the "Commencement Date") and expiring on [October 30, 2008] (the "Expiration Date") for purposes of [operating a motorcoach depot and related administrative office].

(b) With thirty days notice and upon mutual agreement of both Subtenant and Sublandlord, at the end of the Initial Term said sublease may be extended on a month to month basis, on the same terms and conditions set forth herein except that Rent may be adjusted as set forth in Section 3(a) herein. Subtenant shall thereafter provide thirty days notice to Sublandlord of any intent to terminate its month to month tenancy.

2. Incorporation by Reference.

(a) This is a sublease and anything herein contained to the contrary notwithstanding, all terms, covenants, conditions and provisions herein are in all respects subject and subordinate to the terms, covenants, conditions and provisions of the Prime Lease and all matters to which the Prime Lease is subject and subordinate. Notwithstanding the foregoing, payment obligations due or payable by Subtenant to the Sublandlord or the Prime Landlord shall consist solely and exclusively of those payments expressly set forth in this Sublease (not including the Prime Lease) and the obligations of the Subtenant under the Prime Lease shall be limited to Subtenant's pro rata obligations based on the rentable square feet used by Subtenant as compared to the rentable square feet used by the Sublandlord.

3. Rent.

(a) As of the Commencement Date, Subtenant shall pay fixed rent to Sublandlord at the monthly rate of $1,500 Dollars. Said rent amounts are subject adjustment as set forth in Section 3(b) herein. Subtenant shall not be responsible for paying any portion of additional rent or for electricity or other utilities due and payable to Prime Landlord under the Prime Lease. Such sums shall be payable in advance, on the [_] of each calendar month thereafter.

(b) As of [October 30, 2008], in the event Sublandlord and Subtenant have agreed to extend the term of the Sublease on a monthly basis, rent due and payable by Subtenant to Sublandlord may be increased over the amounts set forth in 3(a) above to reflect any escalations or adjustments to the amounts of rent owed by Sublandlord to Prime

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Landlord pursuant to the Prime Lease.

4. Notices.

Notices by and from Sublandlord shall be in writing and shall be sent by personal delivery or a recognized overnight express mail service to Subtenant as follows:

Mr. Wilson Cheng
Chief Executive Officer
Bestway Coach Express Inc.
2 Mott Street, 7th Floor
New York, NY 10013
Facsimile: (718) 222-0729

With a copy (which shall not constitute notice) to:

Louis A. Bevilacqua, Esq.
Thelen Reid & Priest LLP
8th Floor
701 Pennsylvania Ave. N.W.
Washington, DC 20004
Facsimile: (202) 654-1804

Notice by and from Subtenant shall be in writing and shall be sent by personal delivery or a recognized overnight express mail service to Sublandlord as follows:

Mr. Clemente Daldassio
Horizon Coach Inc.
991 Station Road
Bellport, NY 11713
Facsimile: 631-654-1665 X

Either party may change the address for notice by notice to the other given in accordance with the terms hereof.

5. Broker

Subtenant and Sublandlord each covenant and represent to the other that neither Subtenant or Sublandlord has dealt with a broker, finder or other like agent in connection with the negotiation or consummation of this Sublease, and that no conversations or negotiations were had with any broker, finder or other like agent concerning the subletting of the Subleased Premises.

6. Conflict or Inconsistency.

In case of any conflict or inconsistency between the provisions of the Prime Lease and this Sublease, the provisions of this Sublease, as between Sublandlord and Subtenant, shall control.

7. Governing Law.

This Sublease shall be governed in all respects by the laws of the State of New York.

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8. <u>Prime Landlord's Consent.</u>

This Sublease is subject to obtaining written consent of Prime Landlord ("Prime Landlord's Consent"), and shall not be effective unless and until such consent is obtained. In the event that Prime Landlord's Consent is not obtained on or before the Commencement Date, unless such date shall be extended by mutual agreement of the parties, this Sublease shall automatically cease and terminate, without any further notice, and all monies paid by Subtenant to Sublandlord shall be returned to Subtenant.

Whenever the terms of this Sublease require the consent or approval of Sublandlord, the consent or approval of the Prime Landlord shall also be required, except to the extent expressly provided for otherwise in the Prime Lease, this Sublease or Prime Landlord's Consent.

9. <u>Surrender.</u>

On the last day of the Initial Term, or the last day of the month if extended to a month to month tenancy, Subtenant shall quit and surrender the Subleased Premises to Sublandlord broom clean, in good order, condition and repair except for ordinary wear and tear and damage by fire or other insured casualty. Subtenant shall remove all Subtenant's property in the Subleased Premises, and Sublandlord may monitor Subtenant's move-out.

10. <u>Assignment and Subletting.</u>

Subtenant shall not sub-sublet any portion of the Subleased Premises or assign this Sublease without Sublandlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Notwithstanding anything to the contrary in this Sublease, any sub-sublet or assignment shall be subject to the terms of the Prime Lease.

11. <u>Security Deposit.</u>

Subtenant shall deliver to Sublandlord cash in the amount of one month's rent ($1,500), to be held in a non-interest bearing account by Sublandlord to insure the faithful performance of the terms and conditions of this Sublease on Subtenant's part to be performed.

IN WITNESS WHEREOF, this Sublease has been duly executed by the parties hereto as of the day and year first above written.

SUBLANDLORD:
Horizon Coach Inc.

By:
Name:
Title: PRESIDENT

SUBTENANT:
Bestway Coach Inc.

By:
Name:
Title: CEO.

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PAGE 04 BESTWAY COACH 7182228729 18:26

STANDARD FORM OF OFFICE LEASE

The Real Estate Board of New York, Inc.

3/1/86

Agreement of Lease, made as of this 1st day of August, 2001, between

BEYER BELLPORT REALTY LLC.
218 Blydenburgh Road, Islandia, New York 11722
party of the first part, hereinafter referred to as OWNER, and

HORIZON COACH INC., 10 Courtney Drive, Farmingdale, New York 11738

party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner

in the building known as SEE RIDER
~~in the Borough of~~ xxxxxxxxxxxxxxxxxxxxxxx ~~City of New York~~, for the term of Five (5) years

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of August ~~nineteen hundred and~~ 2001, and to end on the 31st day of July ~~nineteen hundred and~~ 2006 both dates inclusive, at an annual rental rate of $44,580.00 in equal monthly installments of $3,715.00 per month,

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby convenant as follows:

Rent 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy 2. Tenant shall use and occupy demised premises for a public garage as defined by Zoning Ordinance of Brookhaven Township and for no other purpose.

Tenant Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's